                                                                  EXHIBIT 23 (a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the previously filed Registration Statements of National City Bancshares, Inc. (File No. 333-10739 and 333-56295) of our report dated February 26, 1999, on our audits of the consolidated financial statements of National City Bancshares, Inc. and subsidiaries as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.





/s/ PRICEWATERHOUSECOOPERS LLP
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Lexington, Kentucky
March 25, 1999